Amendment to

Amended and Restated Transfer Agency Agreement

Between JNL Investors Series Trust and Jackson National Asset Management, LLC

This Amendment is by and between JNL Investors Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM (“Parties”) entered into an Amended and Restated Transfer Agency Agreement dated February 28, 2012, as amended (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the Board of Trustees of the Trust approved a fund name change for the JNL Money Market Fund, which will be re-named the JNL Government Money Market Fund, effective April 24, 2017.

Whereas, pursuant to the approval of the fund name change, as outlined above, the Parties have agreed to amend Exhibit A of the Agreement to:

-	change the name of the fund from the JNL Money Market Fund to the JNL Government Money Market Fund.

Whereas, the Parties have also agreed to amend Exhibit A of the Agreement to correct the reference for the JNL Money Market Fund class from “Class A” to “Institutional Class.”

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated April 24, 2017, attached hereto.

2.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this Amendment to be executed, effective as of April 24, 2017.

Attest:		JNL Investors Series Trust

By:	/s/ Michelle L. Swan	By:	/s/ Kristen K. Leeman
	Michelle L. Swan	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Michelle L. Swan	By:	/s/ Mark D. Nerud
	Michelle L. Swan	Name:	Mark D. Nerud
		Title:	President and CEO

Exhibit A
Dated April 24, 2017

Funds
JNL/PPM America Low Duration Bond Fund – Class A
JNL Government Money Market Fund – Institutional Class

A-1